Exhibit 99.5

MASTER SERVICES COMMISSION AGREEMENT

THIS MASTER SERVICES COMMISSION AGREEMENT (this "Agreement") is entered into as of November 30, 2016, by and among Alpine 4 Technologies, Ltd., a Delaware corporation (the "Buyer"), Horizon Well Testing, Inc.., an Oklahoma corporation (collectively, the "Company"), Alan Martin (the "Seller"), and Horizon Pipeline, LLC ("Horizon Pipeline").  The Buyer, the Seller, and the Company may each be referred to herein as a "Party" and collectively as the "Parties."

RECITALS

A.
Buyer, Seller, and the Company have entered into a Securities Purchase Agreement of even date herewith (the "SPA"), pursuant to which the Buyer has acquired from the Seller all of the Seller's ownership, right, title, and interest in and to the Company and its assets and to the membership units of the Company.

B.
Pursuant to the SPA, the Buyer, Seller, and the Company contemplated that they would enter into this Agreement with Horizon Pipeline, which is owned by the Seller, to provide to Horizon Pipeline the right to continue to access the Company's Master Services Agreements (collectively, the "MSAs") to enable Horizon Pipeline to be able to seek new pipeline work.

C.	The Parties to this Agreement desire to permit Horizon Pipeline to work through and access the Company's MSAs and to outline the terms and conditions of such rights.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Secured Party hereby agree as follows:

1.
Use of and Access to Company MSAs.  Buyer and the Company agree to allow Horizon Pipeline to work through the Company's MSAs with various petroleum industry participants to seek new pipeline work for Horizon Pipeline, pursuant to the terms of this Agreement.

2.
Term of Agreement, Access. Buyer and the Company agree to allow Horizon Pipeline to access the Company's MSA's for a period of eighteen (18) months from the date of the closing of the transaction outlined in the SPA.

3.
Early Termination by Company.  Buyer, the Company, and Horizon Pipeline agree that the Company may terminate this Agreement and may terminate Horizon Pipeline's access to the Company's MSAs in the event that Buyer or the management of the Company determine, in their sole discretion, that the operations of Horizon Pipeline are having an adverse impact on the relationship between the Company and the issuers of the MSAs.

4.
Commission.  As consideration for the access to the Company's MSAs during the term of this Agreement, Horizon Pipeline agrees to pay to the Company a commission (the "Commission") of three percent (3%) of the gross revenues received by Horizon Pipeline for all work performed by Horizon Pipeline resulting from access to the Company's MSAs.

5.
Revenues Paid to Horizon Pipeline. The Parties hereto understand and intend that any and all revenues made to Horizon Pipeline resulting from work generated through access to the Company's MSAs will be paid directly to Horizon Pipeline, rather than to the Company, and the Company shall not be required to recognize any revenues to the Company for services provided by Horizon Pipeline.

6.
Horizon Pipeline Operations.  Horizon Pipeline agrees that during the term of this Agreement, it is required to have, and shall at all times have, its own insurance, including but not limited to worker's compensation insurance and general liability coverage, and further agrees to add the Company as an additional insured under all Horizon Pipeline insurance policies.

7.
Entire Agreement.  This Agreement, as well as the SPA and other agreements and documents referenced herein and therein constitute and contain the entire agreement of the Company, Buyer, Seller, and Horizon Pipeline and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

8.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without reference to conflicts of law rules.

9.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Master Services Commission Agreement to be executed as of the day and year first above written.

ALPINE 4:
ALPINE 4 TECHNOLOGIES LTD
a Delaware corporation

By: /s/ Kent Wilsonm
Name:   Kent Wilson
Its:  Chief Executive Officer

Seller:

/s/ Alan Martin
Name: Alan Martin

COMPANY:
Horizon Well Testing, Inc.

By:/s/ Kent Wilson
Name:  Kent Wilson
Its:Interim CEO

HORIZON PIPELINE

By: /s/
Name:
Its: